UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 12, 2024

OSI SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-23125	33-0238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE HAWTHORNE, CA 90250
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OSIS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2024, the Board of Directors (the “Board”) of OSI Systems, Inc. (the “Company”) voted to expand the size of the Board by one seat effective January 1, 2025 such that the Board shall thereafter consist of seven directors. To fill the newly created vacancy, the Board appointed Ajay Mehra as a member of the Board effective January 1, 2025.

Biographical information for Mr. Mehra can be found on page 28 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 25, 2024 and is incorporated herein by reference.

Mr. Mehra does not have a direct or indirect material interest in any transaction with the Company that requires disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Mehra is the first cousin of Deepak Chopra, the Company’s current President and Chief Executive Officer.

On December 12, 2024, the Company and Ajay Mehra entered into an Amendment (the “Amendment”) to his Amended and Restated Employment Agreement (the “Agreement”), which shall be effective January 1, 2025. The Amendment modifies the Agreement as follows:

•	Mr. Mehra shall be President and Chief Executive Officer of the Company with an initial annual base salary of $750,000.

•	In the event of the termination of Mr. Mehra’s employment by the Company without cause, the Company’s non-renewal of Mr. Mehra’s employment agreement or the termination of such employment by Mr. Mehra for good reason, Mr. Mehra shall be entitled to: (i) an amount equal to 24 months’ salary at his then-current base salary plus an amount equal to two times the average of the highest three annual bonuses paid by us to Mr. Mehra in the five years preceding such termination; (ii) continuation of Mr. Mehra’s car usage or allowance payments for a period of six months after separation from service; (iii) an allowance of $6,000 for outplacement services; and (iv) acceleration of vesting of all stock options, equity grants and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of his last date of employment) from us to Mr. Mehra as follows: (a) grants vesting over time shall be fully vested on separation from service, (b) grants vesting based on performance shall be accelerated and fully vested at target performance levels on separation from service without regard to whether the performance targets are projected to be met for such performance period, and (c) the time to exercise nonqualified stock options shall be extended such that his right to exercise such stock options shall continue until the first anniversary of the Executive’s last date of employment, but in no event later than the expiration date of the options.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Capitalized terms used herein without definition have the meanings given such terms in the Amendment.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on December 12, 2024. The results of the proposals voted on by the Company’s stockholders at the Annual Meeting were as follows:

1. Election of Directors

Name	For	Against	Abstain	Broker Non-votes
Deepak Chopra	14,316,142	334,442	9,135	894,558
William F. Ballhaus	14,248,213	403,480	8,026	894,558
Kelli Bernard	14,119,917	531,621	8,181	894,558
Gerald Chizever	13,244,348	1,406,872	8,499	894,558
James B. Hawkins	14,186,246	464,400	9,073	894,558
Meyer Luskin	10,233,486	4,416,144	10,089	894,558

The six nominees identified above were elected to the Board of Directors and will serve as directors until the Company’s next annual meeting and until their successors are elected and qualified.

2. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025

For	Against	Abstentions	Broker Non-votes
15,539,276	4,359	10,642	0

3. Advisory vote on the Company’s executive compensation for the fiscal year ended June 30, 2024

For	Against	Abstentions	Broker Non-votes
9,401,943	5,241,700	16,076	894,558

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1: Amendment dated December 12, 2024 to Amended and Restated Employment Agreement by and between Ajay Mehra and OSI Systems, Inc.
Exhibit 104: Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment dated December 12, 2024 to Amended and Restated Employment Agreement by and between Ajay Mehra and OSI Systems, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: December 13, 2024
	By:	/s/ Alan Edrick
Alan Edrick
EVP and Chief Financial Officer